DEC TABLES REPORT

Deal: MAST0308A    Bond Name: 1A1

Date	1A1	1A1	1A1	1A1	1A1
	0	100	300	400	500

8/25/2003	100	100	100	100	100
8/25/2004	99	97	94	92	90
8/25/2005	97	92	80	75	70
8/25/2006	96	85	65	56	48
8/25/2007	94	78	52	41	32
8/25/2008	93	72	41	30	21
8/25/2009	91	66	33	22	14
8/25/2010	89	61	26	16	9
8/25/2011	87	56	21	12	6
8/25/2012	85	52	17	9	4
8/25/2013	83	47	13	6	3
8/25/2014	81	43	11	5	2
8/25/2015	78	39	8	3	1
8/25/2016	76	36	7	3	1
8/25/2017	73	32	5	2	1
8/25/2018	70	29	4	1	*
8/25/2019	67	26	3	1	*
8/25/2020	64	24	3	1	*
8/25/2021	60	21	2	1	*
8/25/2022	57	18	2	*	*
8/25/2023	53	16	1	*	*
8/25/2024	49	14	1	*	*
8/25/2025	44	12	1	*	*
8/25/2026	40	10	*	*	*
8/25/2027	35	8	*	*	*
8/25/2028	30	7	*	*	*
8/25/2029	24	5	*	*	*
8/25/2030	18	4	*	*	*
8/25/2031	12	2	*	*	*
8/25/2032	6	1	*	*	*
8/25/2033	0	0	0	0	0
8/25/2034	0	0	0	0	0
8/25/2035	0	0	0	0	0
8/25/2036	0	0	0	0	0
8/25/2037	0	0	0	0	0
8/25/2038	0	0	0	0	0
8/25/2039	0	0	0	0	0
8/25/2040	0	0	0	0	0
8/25/2041	0	0	0	0	0
8/25/2042	0	0	0	0	0
8/25/2043	0	0	0	0	0

Average Life(Years)	19.07	11.08	5.43	4.29	3.55
Average Life(Years)	19.0657342794	11.07562267	5.426124656	4.288088198	3.554789111

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.